EXHIBIT 10.3

PLAINS EXPLORATION & PRODUCTION COMPANY

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, effective as of November 8, 2006, Plains Exploration & Production Company (the “Company”) entered into an employment agreement (the “Agreement”) with Doss R. Bourgeois (the “Employee”); and

WHEREAS, the Company and the Employee have agreed to amend the Agreement as set forth below;

NOW, THEREFORE, the Company and the Employee agree that Paragraph 6(c)(vi) of the Agreement shall be amended by deleting the reference to Sections 6(c)(iii) and (iv).

IN WITNESS WHEREOF, the Company and the Employee have executed this First Amendment on the 26th day of April, 2007.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ James C. Flores
James C. Flores
Chief Executive Officer, President and Chairman of the Board

EMPLOYEE

/s/ Doss R. Bourgeois
Doss R. Bourgeois